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                                                                 Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Waters Corporation on Form S-8 (File Nos. 333-08191 and 333-18371) of our report dated January 22, 1999, on our audits of the consolidated financial statements of Waters Corporation and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K.


                                      PricewaterhouseCoopers LLP


Boston, Massachusetts
March 29, 1999